Exhibit 99.1

ADVENTRX’s Preliminary Results for CoFactor Phase II Trial Published at ASCO

SAN DIEGO - May 2, 2005 - ADVENTRX Pharmaceuticals, Inc. (Amex: ANX) today announced that an abstract with preliminary safety and efficacy results from its Phase II trial using CoFactor’ with 5-fluorouracil (5-FU) for the treatment of metastatic colorectal cancer will be published in the American Society of Clinical Oncology (ASCO) 2005 Annual Meeting Proceedings. CoFactor is ADVENTRX’s biomodulator designed to enhance the activity of the widely used cancer drug 5-fluorouracil (5-FU).

The ASCO Annual Meeting will be held May 13-17, in Orlando, Fla. The Company currently plans to announce an update of the Phase II results reported in abstract #3698 entitled, “A Simon 2 stage study of 5, 10 methylenetetrahydrofolic acid (CO) with 5-fluorouracil (FU) as first line treatment in metastatic colorectal cancer (mCRC),” following the commencement of the ASCO Annual Meeting.

“We are encouraged by our continued progress with CoFactor as we have, in a relatively short time, completed patient enrollment in our Phase II trial, met our primary clinical endpoint, and based on these results, received approval to initiate two late stage trials,” said Evan M. Levine, president and CEO for ADVENTRX. “We look forward to announcing additional Phase II results, which we believe will further support our efforts to bring CoFactor through the regulatory process.”

ADVENTRX recently received clearance to begin a US Phase III pivotal trial and clearance in the UK to begin an international Phase IIb trial using CoFactor with 5-FU in metastatic colorectal cancer and plans to initiate both trials this year. The Company currently plans to file in the first half of this year for clearance to initiate an EU-based Phase III CoFactor study in pancreatic cancer.

About CoFactor
CoFactor is a folate-based biomodulator drug developed to enhance the activity of the widely used cancer chemotherapeutic, 5-FU. Clinical data from previous clinical trials in Europe have demonstrated clinical benefit and improved overall median survival in patients with advanced tumors, including colorectal, pancreatic and breast. In comparison to leucovorin, CoFactor creates more stable binding of the active form of 5-FU, FdUMP, to the target enzyme, thymidylate synthase (TS). CoFactor bypasses the chemical pathway required by leucovorin to deliver the active form of folate, allowing 5-FU to work more effectively. This improves 5-FU performance and lowers toxicity. ADVENTRX is the exclusive licensee of this compound. More information on CoFactor can be found at http://www.adventrx.com/products/antic_cofactor.htm.

About ADVENTRX
ADVENTRX Pharmaceuticals is a biopharmaceutical research and development company focused on introducing new technologies for anticancer and antiviral treatments that improve the performance of existing drugs and address significant problems such as drug metabolism, bioavailability and resistance. More information can be found on the Company's Web site at www.adventrx.com.

Forward Looking Statement
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are made based on management's current expectations and beliefs. Actual results may vary from those currently anticipated based upon a number of factors, including uncertainties inherent in the drug development process, the timing and success of clinical trials, the validity of research results, and the receipt of necessary approvals from the FDA and other regulatory agencies. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s last annual report on Form 10-KSB, as well as other reports that the Company files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to release publicly any revisions, which may be made to reflect events or circumstances after the date hereof.

Contact: ADVENTRX Pharmaceuticals Andrea Lynn 858-552-0866	Investor Contact: Lippert Heilshorn & Associates Jody Cain (jcain@lhai.com) Brandi Floberg (bfloberg@lhai.com) 310-691-7100

Media Contact: Lippert/Heilshorn & Associates Mark Stuart (mstuart@lhai.com) 310-691-7116